EXHIBIT B

NATIONAL FUEL EXPLORATION CORP.

BALANCE SHEET

AT DECEMBER 31, 2002

(Unaudited)

Assets
Property Plant & Equipment
   Gas Utilities                                                     -
   Non-Utilities                                          $515,856,266
Total Accumulated D, D & A                               ($245,625,251)
                                                -----------------------
Net Property, Plant & Equipment                           $270,231,015
                                                -----------------------

Current Assets:
Cash                                                            $1,272
Temporary Cash Investments                                     $53,162
Notes Receivables - Intercompany                                     -
Accts Receivable - Intercompany                                      -
Notes Receivable                                                     -
Accts Receivable - Customer                                          -
Reserve for Doubtful Acct                                            -
Other Accounts Receivable                                  $14,267,297
Unbilled Utility Revenue                                             -
Gas Stored Underground                                               -
Impairment of O&G                                                    -
Materials/Supplies - Average Cost                           $1,961,433
Dividends Receivable - Intercompany                                  -
Unrecovered Purch Gas Cost                                           -
Prepayments                                                   $442,577
                                                -----------------------
Current Assets                                             $16,725,741
                                                -----------------------

Other Assets:
Stock of Subsidiaries - Intercompany                                 -
Notes of Subsidiaries - Intercompany                                 -
Investments in Associated Companies                                  -
Recoverable Future Taxes                                             -
Unamortized Debt Expense                                             -
Other Regulatory Assets                                              -
Liab. for Deriv. Fin. Instr. - Asset                                 -
Deferred Charges                                              $131,789
Other Investments                                                    -
Investment in Unconsolidated Subsid.                                 -
Goodwill                                                             -
Long Term Notes Receivable                                           -
Other Assets                                                         -
                                                -----------------------
Other Assets                                                  $131,789
                                                -----------------------
Total Assets                                              $287,088,545
                                                -----------------------

Capitalization & Liabilities

Capitalization:
Common Stock $1 Par Value                                             -
Capital Stock of Subsidiaries                                         -
Paid in Capital                                            $111,075,663
Earnings Reinvested in Business                            ($93,751,023)
Cumulative Translation Adjustment                          ($17,841,391)
Unrealized Gain/Loss                                        ($8,934,234)
                                                ------------------------
Total Common Stock Equity                                   ($9,450,984)
                                                ------------------------

Long-Term Debt Net of Current Portion                                 -
Notes Payable - Intercompany - Long Term                   $210,905,193
                                                ------------------------
Total Capitalization                                       $201,454,209
                                                ------------------------
Minority Interest in Foreign Subs                                     -

Liabilities:
Notes Payable - Intercompany                                          -
Notes Payable - Bank & Commercial Paper                      $5,863,373
Current Portion - Long Term Debt                                      -
ACCT_PAY Accounts Payable - Other                           $18,271,850
Amounts Payable to Customers                                          -
Estimated Revenue Refunds                                             -
Customer Deposits                                                     -
Federal Income Tax                                             $232,324
Other Taxes                                                           -
Dividends Payable                                                     -
Other Accruals                                                        -
Accr Pension Contribution                                             -
Reserves for Gas Replacement                                          -
Accounts Payable - Intercompany                             $41,879,246
Dividends Payable -  Intercompany                                     -
                                                ------------------------
Total Current Liabilities                                   $66,246,793
                                                ------------------------

Deferred Credits:
Accumulated Deferred Income Tax                             ($6,342,150)
Taxes Refundable to Customer                                          -
Unamortized Investment Tax Credit                                     -
Liab. for Deriv. Financial Instruments                      $15,193,693
Other Regulatory Liabilities                                          -
Asset Retirement Obligation                                 $10,536,000
Other Deferred Credit                                                 -
                                                ------------------------
Total Deferred Credits                                      $19,387,543
                                                ------------------------
Total Capitalization & Liabilities                         $287,088,545
                                                ========================

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company’s Form 10-K for the fiscal year ended September 30, 2002 and in Item 1 of Part I of National Fuel Gas Company’s Form 10-Q for the quarter ended December 31, 2002.